SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 9, 2004

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street, Philadelphia, PA 19103

(Address of principal executive offices) (Zip Code)

(215) 299-6000

Registrant’s telephone number, including area code

EXPLANATORY NOTE

This filing on Form 8-K/A amends the Form 8-K filed by FMC Corporation on February 10, 2004. This amendment is being filed to correct the date of the presentation and filing in the Form 8-K text. The presentation slides included in Exhibit 99.1 did not change.

ITEM 9.	Regulation FD Disclosure.

On February 9, 2004, Thomas C. Deas Jr., Vice President and Treasurer was a speaker at the “Citigroup 12th Annual High Yield/Leveraged Finance Conference” in which he presented an overview of FMC Corporation. Slides used in his presentation at the conference are included herein as an exhibit. These slides may also be accessed at the company’s website (www.fmc.com) and will be available for a period of at least thirty days.

This report is not deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION

By:	/s/ W. KIM FOSTER

W. Kim Foster Senior Vice President and Chief Financial Officer

Date February 10, 2004

EXHIBIT INDEX

Exhibit Number	Description

99.1	FMC overview presentation by Thomas C. Deas Jr. on February 9, 2004 at the Citigroup 12th Annual High Yield/Leveraged Finance Conference.